                            SCOTTISH RE GROUP LIMITED

                          CONVERTIBLE PREFERRED SHARES



                              REMARKETING AGREEMENT

                                                               December 17, 2003


BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

                  Scottish Re Group Limited, a Cayman Islands exempted company (the "Company"), is issuing today 5,000,000 shares of its Convertible Preferred Shares, $25 liquidation preference per share(and may issue up to an additional 750,000 shares to the extent that the over-allotment option is exercised pursuant to the Underwriting Agreement (as defined below)) (the "Convertible Preferred Shares"), pursuant to a Certificate of Designations (the "Certificate of Designations") duly adopted by a resolution of the duly authorized committee of the Board of Directors of the Company on December 11, 2003, and a Purchase Contract Agreement, dated as of December 17, 2003 (the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as purchase contract agent. Capitalized terms used but not defined in this Remarketing Agreement (this "Agreement") shall have the meanings set forth in the Certificate of Designations or the Purchase Agreement, as the case may be.

                  The Remarketing (as defined below) of the Convertible Preferred Shares is provided for in the Certificate of Designations and the Purchase Contract Agreement. As used in this Agreement, the term "Remarketed Convertible Preferred Shares" means the Convertible Preferred Shares subject to the Remarketing on the fourth Trading Day prior to the Purchase Contract Settlement Date; the term "Remarketing Procedures" means the procedures in connection with the Remarketing of the Convertible Preferred Shares described in the Certificate of Designations, the Purchase Contract Agreement and this Agreement; and the term "Remarketing" means the remarketing of the Remarketed Convertible Preferred Shares pursuant to the Remarketing Procedures.

                  It is understood and agreed between the parties hereto that the Remarketing shall be conducted for the benefit of the holders of the Convertible Preferred Shares.

                  Section 1. Appointment and Obligations of the Remarketing Agent. (a) The Company hereby appoints Bear, Stearns & Co. Inc., and Bear, Stearns & Co. Inc. hereby accepts appointment, as exclusive remarketing agent (the "Remarketing Agent") for the purpose of (i) Remarketing the Remarketed Convertible Preferred Shares on behalf of the holders thereof and


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                                                                               2

(ii) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

                  (b) The Remarketing Agent agrees (i) to use commercially reasonable efforts to remarket the Remarketed Convertible Preferred Shares included in the Remarketing, (ii) to notify the Company promptly of the Reset Rate and (iii) to carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

                  (c) On the fourth Trading Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use commercially reasonable efforts to remarket, at a minimum price of 100.25% of the aggregate liquidation preference thereof the Remarketed Convertible Preferred Shares included in the Remarketing.

                  (d) If, as a result of the efforts described in Section 1(b), the Remarketing Agent determines that it will be able to remarket all Remarketed Convertible Preferred Shares included in the Remarketing for purchase at a minimum price of 100.25% of the aggregate liquidation preference of such Remarketed Convertible Preferred Shares prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum, but not less than the original Dividend Rate on the Convertible Preferred Shares, that will enable it to remarket, at such price, all of the Remarketed Convertible Preferred Shares tendered or deemed tendered for Remarketing.

                  (e) If none of the holders of Remarketed Convertible Preferred Shares or the holders of Hybrid Capital Units elects to have Remarketed Convertible Preferred Shares remarketed in the Remarketing, the Remarketing Agent shall, in its sole discretion, determine the rate that would have been established had a Remarketing of all the Convertible Preferred Shares been held on the Remarketing Date, and such rate shall be the Reset Rate.

                  (f) If, by 4:30 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Convertible Preferred Shares included in the Remarketing, a failed Remarketing (the "Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary and the Company. If a Failed Remarketing occurs, the Reset Rate will be equal to (i) 3-month LIBOR, plus (ii) a spread as set forth in the Certificate of Designations.

                  (g) By approximately 4:30 p.m., New York City time, on the Trading Day following the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone, (i) the Depositary and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Convertible Preferred Shares sold in the Remarketing,
(ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the number of Remarketed Convertible Preferred Shares such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Remarketed Convertible Preferred Shares purchased through the facilities of the Depositary.

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                                                                               3

The purchase price shall include any accrued and unpaid dividends as of the Remarketing Settlement Date.

                  (h) The Remarketing Agent shall remit (i) to the collateral agent for the Hybrid Capital Units (the "Collateral Agent") proceeds of the Remarketed Convertible Preferred Shares subject to the Pledge Agreement, dated as of December 17, 2003, made by JPMorgan Chase Bank, on behalf of the holders of Hybrid Capital Units, in favor of the Company (the "Pledge Agreement"), in an amount equal to the proceeds from the Remarketing (net of the Remarketing Fee) of such Remarketed Convertible Preferred Shares and (ii) to the Custodial Agent proceeds from the Remarketing (net of the Remarketing Fee) of such Remarketed Convertible Preferred Shares.

                  Section 2. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to the Remarketing Agent (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each, as defined in Section 2(a) below) which are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date and (iv) on and as of the Remarketing Settlement Date that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-104545), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of certain securities (the "Shelf Securities") of the Company to be sold from time to time by the Company. Such registration statement, as so amended (including post-effective amendments, if any), has (i) been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and a registration statement or registration statements on Form S-3, if required to be filed in connection with the Remarketing, will also be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Commission under the Securities Act. Copies of such registration statements that have become effective and the amendment or amendments to such registration statements have been delivered or made available by the Company to Bear, Stearns & Co. Inc. As used in this Agreement, "Effective Time" means the date and time as of which the last of such registration statements that have become effective or may be filed, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such last registration statement; "Preliminary Prospectus" means each prospectus included in such last registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such last registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus and any prospectus supplement thereto relating to the Convertible Preferred Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the last of such final prospectus relating to the Convertible Preferred Shares, as first filed pursuant to Rule 424(b) of the Rules and Regulations and any prospectus supplement thereto relating to the Convertible Preferred Shares. Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished in writing by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the

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                                                                               4

"Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

                  (b) The Registration Statement conforms (and the Prospectus, any further amendments or supplements to the Registration Statement or the Prospectus and any new registration statement, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations, and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date (as to any Remarketing Materials) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading; provided that no representation and warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; and the Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.

                  (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or a company limited by shares in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect (as hereinafter defined) on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement, the Prospectus and any Remarketing Materials, with such exceptions as would not have, individually or in the aggregate a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the Prospectus and any Remarketing Materials.

                  (e) The Company has an authorized capitalization as set forth in the Prospectus and in any Remarketing Materials; all of the issued shares of capital stock of the Company has been duly and validly authorized and issued and is fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (f) The Hybrid Capital Units have been duly authorized by the Company, and when duly executed by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by the Company and, upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether enforcement is considered in a proceeding in equity or at law (the "Bankruptcy Exceptions"), and an implied covenant of good faith and fair dealing.

                  (g) The Convertible Preferred Shares and Remarketed Convertible Preferred Shares have been duly authorized by the Company and, when issued and delivered against payment therefor as provided by the Underwriting Agreement, dated December 11, 2003 (the "Underwriting Agreement"), between the Company and Bear, Stearns & Co. Inc., UBS Securities LLC, and J.P. Morgan Securities Inc. will be duly and validly issued, fully paid as to their stated price of $25 per share and non-assessable and will not be subject to the preemptive rights of any person.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) The Purchase Contract Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Purchase Contract Agent) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.


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                                                                               6

                  (j) The Pledge Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Purchase Contract Agent and the Collateral Agent) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

                  (k) The Remarketed Convertible Preferred Shares, the Certificate of Designations and the Remarketing Agreement, will conform to the descriptions thereof contained in the Prospectus and in any Remarketing Materials.

                  (l) The execution, delivery and performance of this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement and the consummation of the transactions contemplated by this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Registration Statement and the Prospectus do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the memorandum of association, articles of association, certificate or articles of incorporation, charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, operations or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required to be made or obtained by the Company for the execution, delivery and performance of this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Units to be issued, sold and delivered by the Company hereunder, except (A) the registration under the Securities Act of the Units, the Preferred Shares and the Ordinary Shares, which has become effective, and (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities, Blue Sky or insurance securities laws or the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Units by the Underwriters.

                  (m) Except as disclosed in the Registration Statement and Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Units contemplated hereby, and any such rights so disclosed have been effectively waived by the holders thereof.


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                                                                               7

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Remarketing Materials, except as set forth in the Registration Statement, the Prospectus and any Remarketing Materials, the Company has not paid any dividends on any class of its share capital and there has been no material adverse change or any development involving a prospective material adverse change on (i) the business, prospects, properties, operations, condition (financial or other), stockholders' equity or results of operations of the Company and each subsidiary of the Company, taken as a whole; (ii) the share capital or long-term debt of the Company; (iii) the Offering; or (iv) the consummation of the transactions contemplated by this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement or the Company's performance of its obligations hereunder (a "Material Adverse Change" or "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement, the Prospectus and any Remarketing Materials, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement, the Prospectus and any Remarketing Materials.

                  (o) The financial statements of the Company, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Remarketing Materials present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and the other entities for which financial statements are included in the Registration Statement, the Prospectus and any Remarketing Materials as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") in all material respects applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or any Remarketing Materials. The other financial and statistical information and data relating to the Company and its consolidated subsidiaries included in the Registration Statement, the Prospectus and any Remarketing Materials present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

                  (p) Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Company included or incorporated in the Registration Statement, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

                  (q) Any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any claim adverse to their ownership of any real or

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                                                                               8

personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its subsidiaries.

                  (r) Except as described in the Registration Statement, the Prospectus and any Remarketing Materials, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation, or arbitration, including routine litigation, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened or contemplated by others.

                  (s) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (t) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (u) Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum of association, articles of association, certificate or articles of incorporation, charter or by-laws, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (iii), any violation or default that would not have a Material Adverse Effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole.

                  (v) The Company is not, and upon consummation of the transactions contemplated hereby, and at all times up to and including the application of net proceeds as described in the Prospectus or any Remarketing Materials, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                  (w) Each of the Company and its subsidiaries which is engaged in the business of insurance or reinsurance (each, an "Insurance Subsidiary" and together, the "Insurance Subsidiaries") holds such insurance license, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (the "Insurance Licenses") as are necessary to the conduct of its business as described in the Prospectus or any Remarketing Materials; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the knowledge of the Company after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and no insurance regulatory agency or body has issued, or to our knowledge, commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends or the making of any loan by any Subsidiary to its parent, which would have, individually or in the aggregate, a Material Adverse Effect.

                  (x) All reinsurance treaties and arrangements to which the Company or any of its subsidiaries is a party as a cedant are in full force and effect; neither the Company nor any of its subsidiaries is in material violation of or in material default in the performance, observance or fulfillment of any obligation, agreement, covenant or condition contained therein; neither the Company nor any of its subsidiaries has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty; and, to the best knowledge of the Company and its subsidiaries, the Company and its subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Prospectus.

                  (y) The Company is not aware of any threatened or pending downgrading of any Insurance Subsidiary's financial strength rating from A.M. Best Company, Inc., Standard & Poor's Rating Services, Inc., Moody's Investor Services or Fitch Ratings (collectively, the "Rating Agencies").

                  (z) The Company and its subsidiaries expect to engage predominantly in traditional insurance and reinsurance activities that involve substantial transfer of insurance or annuity risks, and intend to operate in a manner that they will not (1) engage in certain nontraditional insurance or reinsurance activities that do not involve a sufficient amount of risk transfer or (2) maintain financial reserves in excess of the reasonable needs of the insurance business of the Company and its subsidiaries, either of which would cause the insurance company exception to the passive foreign investment company rules described in Section 1297 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), not to apply to the Company or its subsidiaries.

                  Section 3. Fees and Expenses. (a) For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain on the Purchase Contract Settlement Date 0.25% of the amount of the proceeds (other than in respect of accrued and unpaid dividends on the Remarketed Convertible Preferred Shares) received in the Remarketing (the "Remarketing Fee").

                  (b) The Company agrees to pay (i) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (iii) the fees and expenses of qualifying the Remarketed Convertible Preferred Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Remarketing Agent); and (iv) all other costs and expenses incident to the performance of the obligations of the Company hereunder.

                  Section 4. Further Agreements of the Company. The Company agrees to use its commercially reasonable efforts:

                  (a) To prepare any registration statement or prospectus, if and to the extent required by applicable law, in connection with the Remarketing, in a form reasonably acceptable to the Remarketing Agent, and to file any such prospectus pursuant to the Securities Act within the period required by the Rules and Regulations; to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Convertible Preferred Shares; to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any shares of the Remarketed Convertible Preferred Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (b) To furnish or make available promptly to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (c) To deliver or make available promptly to the Remarketing Agent in New York City a reasonable number of the following documents: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, (ii) the Prospectus and any amended or supplemented Prospectus, (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto) and (iv) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities a reasonable number of copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the

Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

                  (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish or make available a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent; and not to file any such amendment or supplement which shall be disapproved by the Remarketing Agent promptly after reasonable notice (approval thereof not to be unreasonably withheld).

                  (f) As soon as practicable after the Effective Date of the Registration Statement, to make generally available to the Company's security holders and to deliver to the Remarketing Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                  (g) During a period of five years following the Effective Date of the Registration Statement (or until no Convertible Preferred Shares are outstanding, if earlier), to deliver or make available to the Remarketing Agent copies of all reports or other communications (financial or other) furnished to shareholders of the Company (except to the extent available through the Commission's EDGAR System) , and deliver to the Remarketing Agent, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any of the Remarketed Convertible Preferred Shares or any class of securities of the Company may be listed (except to the extent available through the Commission's EDGAR System); and (ii) such additional information concerning the business and financial condition of the Company as the Remarketing Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Company's shareholders generally or to the Commission).

                  (h) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify any shares of the Remarketed Convertible Preferred Shares for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Remarketed Convertible Preferred Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  Section 5. Conditions to the Remarketing Agent's Obligations. The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) The Remarketing Agent shall not have discovered and disclosed to the Company on or prior to the Remarketing Date that the Prospectus, the Registration Statement or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Purchase Contract Agreement, the Convertible Preferred Shares, the Hybrid Capital Units, the Remarketed Convertible Preferred Shares, the Prospectus, each Registration Statement, the Remarketing Materials and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) U.S. counsel to the Company shall have furnished to the Remarketing Agent its written opinion, as U.S. counsel to the Company, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, substantially to the effect of Annex I(A) to the Underwriting Agreement, appropriately modified to include all the Transactions and the Remarketed Convertible Preferred Shares.

                  (e) The Company's general counsel shall have furnished to the Remarketing Agent a written opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, substantially to the effect of Annex I(B) to the Underwriting Agreement, appropriately modified to include all the Transactions and the Remarketed Convertible Preferred Shares.

                  (f) Cayman Islands counsel to the Company shall have furnished to the Remarketing Agent its written opinion, as Cayman Islands counsel to the Company, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, substantially to the effect of Annex II to the Underwriting Agreement, appropriately modified to include all the Transactions and the Remarketed Convertible Preferred Shares.

                  (g) Counsel to the Purchase Contract Agent shall have furnished to the Remarketing Agent its written opinion, as counsel to the Purchase Contract Agent, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                       (i) The Purchase Contract Agent is duly incorporated
                  and is validly existing as a banking corporation in good standing under the laws of the jurisdiction of its incorporation with all necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

                       (ii) The execution, delivery and performance by the
                  Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement and the authentication and delivery of the Hybrid Capital Units have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

                       (iii) The execution, delivery and performance of the
                  Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent do not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

                       (iv) No consent, approval or authorization of, or
                  registration with or notice to, any New York State or federal governmental authority or agency is required, in each case having jurisdiction over the trust activities of the Purchase Contract Agent, for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

                  (h) Counsel to the Collateral Agent shall have furnished to the Remarketing Agent its written opinion, as counsel to the Collateral Agent, and addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                       (i) The Collateral Agent is duly incorporated and is
                  validly existing as a banking corporation in good standing under the laws of the jurisdiction of incorporation with all necessary corporate power and authority to execute, deliver and perform its obligations under the Pledge Agreement.

                       (ii) The execution, delivery and performance by the
                  Collateral Agent of the Pledge Agreement in its capacity as Collateral Agent have been duly authorized by all necessary corporate action on the part of the Collateral Agent. The Pledge Agreement has been duly executed and delivered by the Collateral Agent and constitutes the valid and binding agreement of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exception and an implied covenant of good faith and fair dealing.

                       (iii) The execution, delivery and performance of the
                  Pledge Agreement by the Collateral Agent in its capacity as Collateral do not conflict with or constitute a breach of the charter or by-laws of the Collateral Agent.

                       (iv) No consent, approval or authorization of, or
                  registration with or notice to, any New York State or Federal governmental authority or agency, in each case having jurisdiction over the trust activities of the Collateral Agent, is required for the execution, delivery or performance by the Collateral Agent of the Pledge Agreement.

                  (i) On the Remarketing Date, the Company shall have furnished to the Remarketing Agent a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Ernst & Young LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

                  (j) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of (A) the Company's Chief Executive Officer, President or Executive Vice President and (B) its Chief Financial Officer, stating that:

                       (i) The representations, warranties and agreements of
                  the Company in Section 2 are true and correct as of the Remarketing Date; the Company has complied with all its agreements contained herein; and the conditions contained in
                  Section 5(a) have been fulfilled;

                       (ii) (A) Except as disclosed in the Prospectus or in
                  the Remarketing Materials and for any such losses or interferences as would not result, individually or in the aggregate, in a Material Adverse Effect, the Company and the subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or in the Remarketing Materials any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and (B) since the respective dates as of which information is given in the Prospectus or in the Remarketing Materials, there has not been any material adverse change in the capital stock or ordinary shares of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in the business, prospects properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described or contemplated in the Prospectus or the Remarketing Materials; and

                       (iii) They have carefully examined the Registration
                  Statement, the Prospectus and the Remarketing Materials and, in their opinion (A) the Registration Statement, as of its Effective Date, and the Prospectus and the Remarketing Materials, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
                  (B) since such dates, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or the Remarketing Materials.

                  (k) There shall not have been, since the respective dates as of which information is given in the final Prospectus, any material adverse change in the condition, financial or otherwise, or in the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (l) Without the prior written consent of the Remarketing Agent, the Certificate of Designations or the Purchase Contract Agreement shall not have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof that, in the opinion of the Remarketing Agent, materially changes the nature of the Remarketed Convertible Preferred Shares or the Remarketing Procedures.

                  (m) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Convertible Preferred Shares and (ii) none of the Company's Insurance Subsidiaries shall have been downgraded by any of the Rating Agencies nor have been put on credit watch with negative implications (or similar action) by any of the Rating Agencies.

                  (n) At the time of or subsequent to the Commencement Date, there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the Remarketing Agent's opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) if trading on the New York Stock Exchange (the "NYSE"), the Nasdaq National Market (the "Nasdaq") or the American Stock Exchange shall have been suspended or been made subject to material limitation, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, the Nasdaq or the American Stock Exchange by the NYSE, the Nasdaq or the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities or preferred shares by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred shares; or (v)
(A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (v) in the Remarketing Agent's judgment makes it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus or in the Remarketing Materials.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

                  Section 6. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related Preliminary Prospectus or any Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein
(i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Remarketing Agent expressly for use therein. The parties agree that such information provided by or on behalf of the Remarketing Agent consists solely of paragraphs 3, 12 and 13 under the caption "Underwriting" in the prospectus filed with the Commission by the Company pursuant to Rule 424(b) on December 10, 2003, or the analogous paragraphs in any later prospectus or prospectus supplement relating to the Convertible Preferred Shares; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Remarketing Agent or any person controlling the Remarketing Agent who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the Remarketing Agent in the requisite quantity and on a timely basis in compliance with Section 4(c)) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

                  (b) The Remarketing Agent shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Remarketing Agent specifically for use therein; provided, however, that in no case shall the Remarketing Agent be liable or responsible for any amount in excess of the fee paid to the Remarketing Agent pursuant to Section 3(a). The parties agree that such information provided by or on behalf of the Remarketing Agent consists solely of the material described in a letter from the Remarketing Agent to the Company. This indemnity will be in addition to any liability which the Remarketing Agent may otherwise have, including but not limited to other liability under this Agreement.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 5 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action,
(iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 6 (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 6(a) or (b) is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Remarketing Agent shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Remarketing Agent, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Remarketing Agent may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Remarketing Agent from the Remarketing or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Remarketing Agent in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Remarketing Agent shall be deemed to be in the same proportion as (x) the total liquidation preference of the Remarketed Convertible Preferred Shares less the fee paid to the Remarketing Agent pursuant to Section 3(a) of this Agreement bears to (y) the fee paid to the Remarketing Agent pursuant to such Section 3(a). The relative fault of each of the Company and of the Remarketing Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6(d), (i) no Remarketing Agent shall be required to contribute any amount in excess of the amount by which the fees received by it under Section 3 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Remarketing Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6(d) or otherwise.

                  Section 7. Resignation and Removal of the Remarketing Agent. The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company and the Depositary and, in the case of a removal, the removed Remarketing Agent and the Depositary; provided, however, that (i) the Company may not remove the Remarketing Agent unless (A) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (B) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date or (C) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder and (ii) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 3 and 6 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

                  Section 8. Dealing in the Remarketed Convertible Preferred Shares. The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any shares of the Remarketed Convertible Preferred Shares. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of shares of Remarketed Convertible Preferred Shares may be entitled to exercise or take pursuant to the Certificate of Designations with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                  Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Certificate of Designations and the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Certificate of Designations or the Purchase Contract Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Certificate of Designations or the Purchase Contract Agreement as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Convertible Preferred Shares in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part.

                  Section 10. Termination. This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 7. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 a.m., New York City time, on the Remarketing Date if, after the Commencement Date and prior to that time, any of the events described in Sections 5(k), (l), (m) or (n) shall have occurred. The provisions of Sections 3 and 6 shall survive any such termination.

                  Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Remarketing Agent, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Jay Bullock, Senior Managing Director, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017

                  (b) if to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attention: Paul Goldean, Esq., with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York, 10019, Attention: Stephen G. Rooney, Esq.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  Section 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 13. Submission to Jurisdiction and Service of Process.
(a) The Company irrevocably (i) submits to the jurisdiction of any court of the State of New York in New York County or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

                  (b) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against the Company in any court of the State of New York or any United States federal court, in each case, sitting in the Borough of Manhattan, City and State of New York, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to Bear, Stearns & Co. Inc. of such appointment.

                  Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  Section 15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

                  Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       SCOTTISH RE GROUP LIMITED, a Cayman
                                       Islands exempted company


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


Accepted:

BEAR, STEARNS & CO. INC.



By:
    ----------------------------
    Authorized Representative